SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                      Date of Report:  August 13, 1996
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                           Page 1 of 4 pages.
                     The Exhibit Index appears at Page 4

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Item 5. Other Information Events.

John Deere Capital Corporation
          The following is disclosed on behalf of the company's United States credit subsidiary,
John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:
          John Deere Capital Corporation's net income was $32.3 million in the third quarter and $102.5 million year-to-date in 1996 compared with $26.3 and $87.0 million, respectively, in the same periods last year. Net income for the quarter and year-to-date were favorably affected by a larger average portfolio financed. The average balance of credit receivables and leases financed was 24 percent higher in the third quarter and 21 percent higher in the first nine months of 1996 compared with the same periods last year.
          Credit receivable and lease acquisitions increased 22 percent during both the third quarter and year-to-date compared with a year ago. Acquisitions of John Deere equipment notes were 11 percent higher in the current year, primarily due to increased retail sales of
John Deere equipment. Acquisitions of retail notes, revolving charge accounts, leases and wholesale receivables all increased during the nine months compared with last year. Year-to-date retail notes acquired totaled $2.231 billion, a 10 percent increase over 1995 acquisitions.
          Net receivables and leases financed by John Deere Capital Corporation were $5.297 billion at July 31, 1996 compared with $4.341 billion one year ago. The increase resulted from credit acquisitions exceeding collections during the last 12 months, partially offset by a retail note sale during the same period. Net credit receivables and leases administered, which include receivables previously securitized and sold, totaled $6.411 billion at July 31,
1996 compared with $5.668 billion at July 31, 1995.


 Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


 (c)    Exhibits


    (99)    Press release and additional information of Deere & Company

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By  /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  August 13, 1995

                              EXHIBIT INDEX


                                                             Sequential
 Number and Description of Exhibit                         Page Number


 99. Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated August 13, 1996, file number 1-4121).